As filed with the Securities and Exchange Commission on June 23, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

WSFS Financial Corporation

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation or organization)	22-2866913 (I.R.S. Employer Identification No.)

500 Delaware Avenue

Wilmington, Delaware, 19801

(302) 792-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

WSFS Financial Corporation 2018 Incentive Plan

(Full title of the plan)

Rodger Levenson

Chairman, President and Chief Executive Officer

500 Delaware Avenue

Wilmington, Delaware, 19801

(302) 792-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael Reed
Charlotte May
Brianna Bloodgood
Covington & Burling LLP
One CityCenter
850 Tenth Street, NW
Washington, D.C. 20001
(202) 662-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is filed by WSFS Financial Corporation (the “Company”) for the purpose of registering additional shares of its common stock, $0.01 par value per share (the “Common Stock”), under the WSFS Financial Corporation 2018 Incentive Plan (the “Incentive Plan”).

On February 23, 2023, the board of directors of the Company approved, subject to stockholder approval, an amendment to the Incentive Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 3,000,000 to 6,000,000, which amendment was approved by the shareholders of the Company on May 16, 2023. Of the 6,000,000 shares of Common Stock currently authorized under the Incentive Plan as a result of the amendment, (i) 1,500,000 shares were registered pursuant to the Company’s Registration Statement on Form S-8 (File No. 333-230134), which was filed with the Securities and Exchange Commission (“SEC”) on March 7, 2019 (the “2019 Registration Statement”) and (ii) 1,500,000 shares were registered pursuant to the Company’s Registration Statement on Form S-8 (File No. 333-256355), which was filed with the SEC on May 21, 2021 (the “2021 Registration Statement” and together with the 2019 Registration Statement, the “Original Registration Statement”). Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, the contents of the Original Registration Statement, including any amendments thereto or filings incorporated therein by reference, are incorporated herein by reference and made part of this Registration Statement. Any items in the Original Registration Statement not expressly changed hereby shall be as set forth in the Original Registration Statement.

PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Company with the SEC are incorporated herein by reference:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 28, 2023;

(b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 5, 2023;

(c)	The Company’s Current Report on Form 8-K, filed with the SEC on February 28, 2023 (other than those portions of the document deemed to be furnished and not filed); and

(d)	The description of Common Stock contained in the Company’s Registration Statement on Form 8-A filed with the SEC under Section 12 of the Exchange Act on January 7, 1989, including any subsequent amendments or reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than information contained in Current Reports on Form 8-K furnished pursuant to Items 2.02 or 7.01 of such form), prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of WSFS Financial Corporation, as amended (incorporated herein by reference to Exhibit 3.1 of WSFS Financial Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019).

3.2	Amended and Restated Bylaws of WSFS Financial Corporation (incorporated by reference to Exhibit 3.1 of WSFS Financial Corporation’s Current Report on Form 8-K filed on February 28, 2023).

5.1*	Opinion of Covington and Burling LLP.

23.1*	Consent of Covington and Burling LLP (included in Exhibit 5.1).

23.2*	Consent of KPMG LLP, independent registered public accounting firm.

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

99.1	WSFS Financial Corporation 2018 Incentive Plan, as amended (incorporated herein by reference to Appendix B of WSFS Financial Corporation’s Definitive Proxy Statement on Schedule 14A filed with the SEC on March 28, 2023, File No. 001-35638).

107*	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Wilmington, State of Delaware, on this 23rd day of June, 2023.

WSFS FINANCIAL CORPORATION

By:	/s/ Rodger Levenson
Rodger Levenson
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Rodger Levenson and Dominic C. Canuso, and each of them, either of whom may act without the joinder of the other, as his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign individually any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on the 23rd day of June, 2023 by the following persons in the capacities indicated.

Signature	Title

/s/ Rodger Levenson	Chairman, President, Chief Executive Officer,
Rodger Levenson	and a Director (principal executive officer)

/s/ Dominic C. Canuso	Executive Vice President and Chief
Dominic C. Canuso	Financial Officer (principal financial officer)

/s/ Charles K. Mosher
Charles K. Mosher	Senior Vice President and Chief Accounting Officer

/s/ Anat Bird
Anat Bird	Director

/s/ Francis B. Brake
Francis B. Brake	Director

/s/ Karen Dougherty Buchholz
Karen Dougherty Buchholz	Director

/s/ Diego F. Calderin
Diego F. Calderin	Director

/s/ Jennifer W. Davis
Jennifer W. Davis	Director

/s/ Michael J. Donahue
Michael J. Donahue	Director

/s/ Eleuthère I. du Pont
Eleuthère I. du Pont	Director

/s/ Nancy J. Foster
Nancy J. Foster	Director

/s/ Christopher T. Gheysens
Christopher T. Gheysens	Director

/s/ Lynn B. McKee
Lynn B. McKee	Director

/s/ David G. Turner
David G. Turner	Director